Exhibit 32.2

Certification Pursuant to
 18 U.S.C. Section 1350,
 as Adopted Pursuant to
 Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-KSB (the “Report”) of Supcor, Inc., now known as Shineco, Inc., (the “Company”) for the year ended December 31, 2004, the undersigned, Dan Liu, Chief Financial Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

•	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 10, 2006

/s/ Dan Liu
Dan Liu, Chief Financial Officer (Principal Financial Officer)

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.